Evans Bancorp Reports Increase in

Net Income for the Second Quarter of 2008

•	Net interest income increased 15.2% in second quarter compared with the prior year

•	Net loans and leases grew at 31.2% annualized rate in the second quarter.

•	Total deposits grew at 32.4% annualized rate in the second quarter.

•	Net interest margin increased 73 basis points from prior year to 4.70% in second quarter.

•	Consistently strong asset quality; net charge-off ratio improved compared with first quarter.

ANGOLA, NY, July 30, 2008 – Evans Bancorp, Inc. (“The Company”) (NASDAQ: EVBN), today reported its results of operations for the quarter ended June 30, 2008.

Net income for the second quarter of 2008 was $1.39 million, or $0.50 per diluted share, compared with a net loss of $0.14 million, or $0.05 per diluted share, in the second quarter of 2007. In last year’s second quarter, the Company sold $45 million of securities at an after-tax loss of $1.41 million, or $0.51 per diluted share. Return on average equity was 12.37% for the quarter, compared with a negative 1.37% in last year’s second quarter. For the six-month period ended June 30, 2008, net income was $2.98 million, or $1.08 per diluted share, up from $1.15 million, or $0.42 per diluted share, in the same period in 2007. The return on average equity was 13.40% and 5.70% for the six-month periods ended June 30, 2008 and 2007, respectively.

“Net operating” income (as defined in the following Supplemental Non-GAAP Disclosure) is net income adjusted for what management considers to be “non-operating” items. Net operating income for the second quarter of 2008 was $1.48 million, or $0.54 per diluted share, up $0.12 million, or 8.9%, from net operating income of $1.36 million, or $0.50 per diluted share, in the second quarter of 2007. For the six-month period ended June 30, 2008, net operating income of $3.18 million, or $1.15 per diluted share, was 16.0% higher than net operating income of $2.74 million, or $1.00 per diluted share, in the same period in 2007.

David J. Nasca, President and CEO of Evans Bancorp, noted, “The Company continued to grow its loan and lease portfolio at an exceptional rate in the second quarter. Success in our retail branches has driven core deposit growth to help fund our increase in loans. This loan and deposit growth, along with a steepened yield curve, drove the increase in net interest income. Evans Bancorp has not been involved in the highly publicized sub-prime lending issues affecting our industry and has not experienced any significant deterioration in its asset quality. The Company’s sound loan and securities portfolios, appropriate reserve for loan and lease losses, and strong capital levels put us in a superior position to take advantage of growth opportunities in our market area.”

Supplemental Non-GAAP Disclosure

To provide investors with greater visibility of Evans Bancorp’s operating results, in addition to the results measured in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company provides supplemental reporting on “net operating” income, which excludes items that management believes to be non-operating in nature. Specifically, net operating income excludes gains and losses on the sale of securities and the amortization of acquisition-related intangible assets. This non-GAAP information is being disclosed because management believes that providing these non-GAAP financial measures provides investors with information useful in understanding the Company’s financial performance, its performance trends, and financial position. While the Company’s management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP, nor is it necessarily comparable with non-GAAP measures which may be presented by other companies. See the reconciliation of net operating income and diluted net operating earnings per share to net income and diluted earnings per share in the following table:

Reconciliation of GAAP Net Income to Net Operating Income

	Three months ended			Six months ended
	June 30			June 30
	2008	2007	Inc (dec)	2008	2007	Inc (dec)
(in thousands, except per share)
GAAP Net Income (Loss)	$1,385	$(139)		$2,978	$1,148	159.4%
(Gain) loss on sale of securities*	(4)	1,413		(4)	1,414
Amortization of intangibles*	101	87		201	176

Net operating income	$1,482	$1,361	8.9%	$3,175	$2,738	16.0%

GAAP diluted (loss) earnings per share	$0.50	$(0.05)		$1.08	$0.42	157.1%
(Gain) loss on sale of securities*	—	0.51		—	0.52
Amortization of intangibles*	0.04	0.04		0.07	0.06

Diluted net operating earnings per share	$0.54	$0.50	8.0%	$1.15	$1.00	15.0%

* After any tax-related effect

Net Interest Income
Net interest income during the second quarter of 2008 increased to $4.83 million, up $0.64 million, or 15.2%, from $4.19 million in the second quarter of 2007. Loan and lease growth and the reduced cost of interest-bearing liabilities were the main factors in the increase. Net loans and leases were $361.0 million at June 30, 2008, up 7.8% from $334.9 million at March 31, 2008 and 13.0% from $319.6 million at December 31, 2007. This equates to an annualized growth rate of 31.2% for the quarter and 26.0% during the first six months of the year. Much of the growth was in the Company’s commercial real estate portfolio. Total deposits were $371.5 million at June 30, 2008, up 8.1% from $343.6 million at March 31, 2008 and 14.0% from $325.8 million at December 31, 2007. This equates to an annualized growth rate of 32.4% for the quarter and 28.0% during the first six months of the year. The Company’s new retail money market product and long-term certificates of deposit have been the primary drivers of deposit growth. Demand deposit balances fluctuate day-to-day based on the high volume of transactions normally associated with the demand product. Average demand deposit growth is a better measure of sustained growth. Average demand deposits in the second quarter were up 4.2% from the first quarter and 2.2% from the prior year’s second quarter. The increase in NOW deposit balances and decrease in muni-vest balances was largely a result of one large municipal customer moving money between two products with similar rates.

The Company also benefited from the cuts in the federal funds rate from September 2007 to April 2008 and their affect on other market rates. The overall cost of funds declined from 3.67% in the second quarter of 2007 and 3.20% in the first quarter of 2008 to 2.79% in the second quarter of 2008. By comparison, asset yields in the second quarter fell only 5 and 7 basis points, respectively, compared with the second quarter of 2007 and the first quarter of 2008. These factors resulted in a higher net interest margin. The improved margin was also aided by the Company’s balance sheet restructuring late in the second quarter of 2007, which significantly reduced securities and time deposit balances.

The Company’s net interest margin for the quarter was 4.70%, up 73 basis points from last year’s second quarter net interest margin of 3.97%, and 26 basis points from the first quarter of 2008.

Allowance for Loan and Lease Loss and Asset Quality

Asset quality remains strong. Net charge-offs to average total loans and leases decreased to 0.42% compared with 0.44% in the first quarter of 2008 and 0.50% for the 2007 second quarter. The ratio of non-performing loans and leases to total loans and leases was 0.12% at June 30, 2008, compared with 0.13% at March 31, 2008 and 0.26% at the end of last year’s second quarter. The strong loan growth resulted in an increase in the provision for loan losses to $0.68 million in the second quarter of 2008 versus $0.56 million in the first quarter of 2008 and $0.35 million in the second quarter of 2007. The allowance for loan and lease losses to total loans and leases ratio decreased slightly to 1.38% at June 30, 2008, from 1.40% at March 31, 2008, but was up 10 basis points from 1.28% at June 30, 2007.

Gary Kajtoch, CFO of Evans National Bank, commented, “Our larger competitors and the conduit markets have curtailed lending due to capital and liquidity issues. This has created opportunities for us to broaden our commercial relationships while maintaining our historical strong credit quality.”

Non-Interest Income

Total non-interest income during the second quarter of 2008 was $2.81 million, compared with $0.29 million in the second quarter of 2008 and represented 36.8% of total revenue. Of the $2.52 million increase, $2.30 million was attributable to a $45 million loss on the sale of securities in the second quarter of 2007, when the Company restructured its balance sheet. Insurance service and fee income, the largest component of non-interest income, improved 13.6% to $1.62 million with much of the increase attributable to the acquisition of an insurance agency in July 2007.

Non-Interest Expense

Total non-interest expenses were $5.04 million for the second quarter of 2008, up 7.0% from $4.71 million in the second quarter of 2007. Salaries and employee benefits increased $0.22 million, or 8.2%, to $2.84 million for the quarter due to the addition of new employees in sales and retail operations, as well as through the acquisition of an insurance agency in July 2007, an enhanced incentive compensation system, and increased contributions to the 401(k) savings plan, which were somewhat offset by savings related to the freezing of the defined benefit pension plan.

The efficiency ratio for the second quarter of 2008 improved to 63.9% from 67.4% in last year’s second quarter, but increased from 62.4% in the first quarter of 2008. The improvement over the prior year is largely due to revenue growth. The increase in the ratio compared to the trailing quarter is because of the effect of the one-time gain in the first quarter of 2008 on the curtailment of the Company’s defined benefit pension plan, which positively impacted the ratio.

Capital Management

The Company consistently maintains regulatory capital ratios above federal “well capitalized” standards. Average equity as a percentage of average assets was 9.71% in the three months ended June 30, 2008, compared with 9.96% in the first quarter of 2008, and 8.60% in the three months ended June 30, 2007. Book value per outstanding common share was $16.44 at June 30, 2008, compared with $16.07 at March 31, 2008, and $14.94 at June 30, 2007.

Conclusion

Mr. Nasca concluded, “This was a very successful quarter for the Company with strong performance in all of our business lines. The Company’s significant loan and deposit growth provides good forward momentum in our drive for continued growth in what continues to be a difficult environment for financial institutions. This momentum will be further increased by our branding campaign associated with Evans National Bank’s name change, effective August 1, 2008, to Evans Bank, National Association. We look forward to bringing our brand of community banking to the vibrant Elmwood Village of Buffalo with the opening of our newest bank branch in August under the new name Evans Bank, N.A.”

About Evans Bancorp, Inc.
Evans Bancorp, Inc., a registered financial holding company under the Bank Holding Company Act of 1956, is the parent company of Evans National Bank, a commercial bank with $485 million in assets and $371 million in deposits at June 30, 2008. The Bank has 11 branches located in Western New York. Evans National Leasing, Inc., an indirect wholly-owned subsidiary of Evans National Bank is a general business equipment leasing company with customers throughout the U.S. ENB Insurance Agency, Inc. is an indirect, wholly-owned subsidiary of Evans Bancorp and provides retail and commercial property and casualty insurance through 15 insurance offices in the Western New York region. ENB Associates Inc., a wholly-owned subsidiary of ENB Insurance Agency, provides non-deposit investment products such as annuities and mutual funds. More information on Evans Bancorp, Inc. and Evans National Bank can be found at: www.evansbancorp.com and www.evansnationalonline.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies. These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

For more information contact:	-OR-
Gary A. Kajtoch Senior Vice President and Chief Financial Officer	Deborah K. Pawlowski Kei Advisors LLC
Phone: (716) 926-2000 Email: gkajtoch@evansnational.com	Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

TABLES FOLLOW

EVANS BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands except share and per share data)

	Three Months Ended
	June 30,
	2008	2007
Performance ratios, annualized
Return on average total assets	1.20%	-0.12%
Return on average stockholders’ equity	12.37%	-1.37%
Common dividend payout ratio (TTM)	39.1%	51.7%
Efficiency ratio	63.9%	67.4%
Yield on average earning assets	6.96%	7.01%
Cost of interest-bearing liabilities	2.79%	3.67%
Net interest rate spread	4.17%	3.34%
Contribution of interest-free funds	0.53%	0.63%
Net interest margin	4.70%	3.97%
Asset quality data
Past due over 90 days and accruing	$22	$98
Nonaccrual loans and leases	$408	$674
Total non-performing loans and leases	$430	$772
Other real estate owned (ORE)	—	—
Total non-performing assets	$430	$772
Net loan and lease charge-offs	$368	$365
Net charge-offs to average total loans and leases	0.42%	0.50%
Asset quality ratios
Non-performing loans to total loans and leases	0.12%	0.26%
Non-performing assets to total assets	0.09%	0.16%
Allowance for loan and lease losses to total loans and leases	1.38%	1.28%
Capital ratios
Average common equity to average total assets	9.71%	8.60%
Leverage ratio	9.90%	8.99%
Tier 1 risk-based capital ratio	11.75%	12.64%
Risk-based capital ratio	13.00%	13.82%
Book value per share	$16.44	$14.94
Common shares outstanding
Average-diluted	2,750,563	2,743,819
Period end basic	2,755,274	2,747,675

EVANS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)

	June 30,	December 31,
	2008	2007	% Change
ASSETS
Cash and due from banks	$16,031	$12,335	30.0%
Interest-bearing deposits at other banks	653	269	142.8
Securities:
Available for sale, at fair value	64,978	70,144	-7.4
Held to maturity, at amortized cost	2,079	2,266	-8.3
Loans and leases, net of allowance for loan and lease losses of $5,059
in 2008 and $4,555 in 2007	360,961	319,556	13.0
Properties and equipment, net	8,512	8,366	1.7
Goodwill	10,046	10,046	0.0
Intangible assets	2,180	2,507	-13.0
Bank-owned life insurance	10,968	10,760	1.9
Other assets	8,331	6,480	28.6

TOTAL ASSETS	$484,739	$442,729	9.5%

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Deposits:
Demand	$76,947	$69,268	11.1%
NOW	16,691	10,141	64.6
Regular savings	107,845	92,864	16.1
Muni-vest	17,952	24,530	-26.8
Time	152,025	129,026	17.8

Total deposits	371,460	325,829	14.0
Securities sold under agreement to repurchase	4,342	3,825	13.5
Other short-term borrowings	23,083	33,980	-32.1
Other liabilities	10,877	10,361	5.0
Junior subordinated debentures	11,330	11,330	0.0
Long-term borrowings	18,349	14,101	30.1

Total liabilities	439,441	399,426	10.0

CONTINGENT LIABILITIES AND COMMITMENTS

STOCKHOLDERS’ EQUITY:
Common stock, $.50 par value; 10,000,000 shares authorized;
2,759,700 and 2,756,731 shares issued, respectively, and
2,755,274 and 2,751,698 shares outstanding, respectively	1,380	1,378	0.1
Capital surplus	26,459	26,380	0.3
Retained earnings	17,573	15,612	12.6
Accumulated other comprehensive gain, net of tax	(39)	16	-343.8
Less: Treasury stock, at cost (4,426 and 5,033 shares, respectively)	(75)	(83)	-9.6

Total stockholders' equity	45,298	43,303	4.6

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$484,739	$442,729	9.5%

EVANS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except share and per share data)

	Three Months Ended June 30,
	2008	2007	% Change
INTEREST INCOME
Loans and leases	$6,434	$6,094	5.6%
Interest bearing deposits at banks	3	10	-70.0
Securities:
Taxable	320	861	-62.8
Non-taxable	392	435	-9.9

Total interest income	7,149	7,400	-3.4
INTEREST EXPENSE
Deposits	1,866	2,670	-30.1
Other borrowings	299	313	-4.5
Junior subordinated debentures	154	223	-30.9

Total interest expense	2,319	3,206	-27.7

NET INTEREST INCOME	4,830	4,194	15.2
PROVISION FOR LOAN AND LEASE LOSSES	675	345	95.7

NET INTEREST INCOME AFTER
PROVISION FOR LOAN AND LEASE LOSSES	4,155	3,849	8.0

NON-INTEREST INCOME:
Bank charges	540	548	-1.5
Insurance service and fees	1,617	1,423	13.6
Net gain (loss) on sales of securities	7	(2,302)	NM
Premium on loans sold	4	4	0.0
Bank-owned life insurance	151	177	-14.7
Other	493	439	12.3

Total non-interest income	2,812	289	873.0

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,837	2,621	8.2
Occupancy	578	525	10.1
Supplies	62	73	-15.1
Repairs and maintenance	143	140	2.1
Advertising and public relations	102	133	-23.3
Professional services	254	273	-7.0
Technology and communications	290	255	13.7
Amortization of intangibles	166	142	16.9
Other insurance	84	90	-6.7
Other	526	460	14.3

Total non-interest expense	5,042	4,712	7.0

INCOME (LOSS) BEFORE INCOME TAXES	1,925	(574)	NM

INCOME TAX PROVISION (BENEFIT)	540	(435)	NM

NET INCOME (LOSS)	$1,385	$(139)	NM

Net income (loss) per common share-basic	$0.50	$(0.05)	NM

Net income (loss) per common share-diluted	$0.50	$(0.05)	NM

Cash dividends per common share	$0.00	$0.00

Weighted average number of common shares	2,748,771	2,743,819

Weighted average number of diluted shares	2,750,563	2,743,819

EVANS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands except share and per share data)

	Six Months Ended June 30,
	2008	2007	% Change
INTEREST INCOME
Loans and leases	$12,608	$11,694	7.8%
Interest bearing deposits at banks	7	97	-92.8
Securities:
Taxable	641	1,873	-65.8
Non-taxable	791	878	-9.9

Total interest income	14,047	14,542	-3.4
INTEREST EXPENSE
Deposits	3,823	5,373	-28.8
Other borrowings	689	663	3.9
Junior subordinated debentures	347	441	-21.3

Total interest expense	4,859	6,477	-25.0

NET INTEREST INCOME	9,188	8,065	13.9
PROVISION FOR LOAN AND LEASE LOSSES	1,232	660	86.7

NET INTEREST INCOME AFTER
PROVISION FOR LOAN AND LEASE LOSSES	7,956	7,405	7.4

NON-INTEREST INCOME:
Bank charges	1,072	1,019	5.2
Insurance service and fees	3,751	3,552	5.6
Net gain (loss) on sales of securities	7	(2,303)	NM
Premium on loans sold	5	5	0.0
Bank-owned life insurance	208	317	-34.4
Pension curtailment gain	328	-	-
Other	972	843	15.3

Total non-interest income	6,343	3,433	84.8

NON-INTEREST EXPENSE:
Salaries and employee benefits	5,709	5,289	7.9
Occupancy	1,204	1,128	6.7
Supplies	129	151	-14.6
Repairs and maintenance	290	279	3.9
Advertising and public relations	210	220	-4.5
Professional services	522	525	-0.6
Technology and communications	565	519	8.9
Amortization of intangibles	328	286	14.7
Other insurance	165	180	-8.3
Other	1,009	1,067	-5.4

Total non-interest expense	10,131	9,644	5.0

INCOME BEFORE INCOME TAXES	4,168	1,194	249.1

INCOME TAX PROVISION	1,190	46	2487.0

NET INCOME	$2,978	$1,148	159.4%

Net income per common share-basic	$1.08	$0.42	157.1%

Net income per common share-diluted	$1.08	$0.42	157.1%

Cash dividends per common share	$0.37	$0.34

Weighted average number of common shares	2,748,643	2,737,232

Weighted average number of diluted shares	2,749,645	2,737,914

EVANS BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED RATES
(Dollars In thousands)

	Three Months Ended			Three Months Ended
	June 30, 2008			June 30, 2007

	Average	Interest		Average	Interest
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate

ASSETS
Interest-earning assets:
Loans and leases, net	$345,200	$6,434	7.46%	$294,365	$6,094	8.28%
Taxable securities	29,130	320	4.39%	85,975	861	4.01%
Tax-exempt securities	35,947	392	4.36%	39,425	435	4.41%
Interest-bearing deposits at banks	651	3	1.84%	2,333	10	1.71%

Total interest-earning assets	410,928	7,149	6.96%	422,098	7,400	7.01%

Non interest-earning assets:
Cash and due from banks	12,143			10,789
Premises and equipment, net	8,343			8,653
Other assets	29,734			29,681

Total Assets	$461,148			$471,221

LIABILITIES & STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
NOW	$12,722	$24	0.75%	$11,015	$6	0.22%
Regular savings	93,448	285	1.22%	85,638	256	1.20%
Muni-Vest savings	24,457	118	1.93%	46,989	514	4.38%
Time deposits	145,705	1,439	3.95%	156,521	1,894	4.84%
Other borrowed funds	39,901	288	2.89%	30,495	298	3.91%
Junior subordinated debentures	11,330	154	5.44%	11,330	223	7.87%
Securities sold U/A to repurchase	5,363	11	0.82%	7,453	15	0.81%

Total interest-bearing liabilities	332,926	$2,319	2.79%	349,441	$3,206	3.67%

Noninterest-bearing liabilities:
Demand deposits	72,940			71,340
Other	10,493			9,913

Total liabilities	$416,359			$430,694

Stockholders’ equity	44,789			40,527

Total Liabilities and Equity	$461,148			$471,221

Net interest earnings		$4,830			$4,194

Net yield on interest earning assets			4.70%			3.97%

Interest rate spread			4.17%			3.34%